HealthStream Announces First Quarter 2025 Results Page 1 May 5, 2025	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES FIRST QUARTER 2025 RESULTS

NASHVILLE, Tenn. (May 5, 2025)— HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform for workforce solutions, announced today results for the first quarter ended March 31, 2025.

First Quarter 2025

•	Revenues of $73.5 million in the first quarter of 2025, up 1.0% from $72.8 million in the first quarter of 2024
•	Operating income of $4.4 million in the first quarter of 2025, down 23.1% from $5.7 million in the first quarter of 2024
•	Net income of $4.3 million in the first quarter of 2025, down 17.1% from $5.2 million in the first quarter of 2024
•	Earnings per share (EPS) of $0.14 per share (diluted) in the first quarter of 2025, down from $0.17 per share (diluted) in the first quarter of 2024
•	Adjusted EBITDA[1] of $16.2 million in the first quarter of 2025, down 5.0% from $17.1 million in the first quarter of 2024
•	Board of Directors declared a quarterly cash dividend of $0.031 per share, payable on May 30, 2025 to holders of record on May 19, 2025
•	On March 7, 2025, Charles E. Beard, Jr. joined the Company's Board of Directors

Financial Results:

First Quarter 2025 Compared to First Quarter 2024

Revenues for the first quarter of 2025 increased by $0.7 million, or 1.0%, to $73.5 million, compared to $72.8 million for the first quarter of 2024. Subscription revenues increased by $0.6 million, or 0.8%, and professional services revenues increased by $0.1 million compared to the first quarter of 2024. Compared to the first quarter of 2024, revenue growth for the first quarter of 2025 was negatively impacted by several factors, including a $1.7 million reduction from attrition in legacy applications, a $0.9 million reduction in perpetual license sales, and a $0.6 million reduction from customer bankruptcies. These reductions to revenue were more than offset by $3.9 million of revenue growth across our portfolio of solutions.

Operating income was $4.4 million for the first quarter of 2025, down 23.1% from $5.7 million in the first quarter of 2024. Over the past year, we have continued to make investments in several areas of the business, primarily in our platform and SaaS applications, resulting in higher labor costs, cloud hosting, third-party software, and amortization of capitalized software, as well increased costs associated with our sales and marketing efforts. The increased investments along with the changes in our revenue mix, specifically the lost revenues from legacy applications, contributed to the decline in operating income.

Net income was $4.3 million in the first quarter of 2025, down 17.1% from $5.2 million in the first quarter of 2024, and EPS was $0.14 per share (diluted) in the first quarter of 2025, down from $0.17 per share (diluted) in the first quarter of 2024.

Adjusted EBITDA was $16.2 million for the first quarter of 2025, down 5.0% from $17.1 million in the first quarter of 2024.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces First Quarter 2025 Results Page 2 May 5, 2025

At March 31, 2025, the Company had cash, cash equivalents, and marketable securities of $113.3 million. The Company does not have any outstanding indebtedness for borrowed money. Capital expenditures incurred during the first quarter of 2025 were $7.9 million.

Other Business Updates

On May 5, 2025, the Board approved a quarterly cash dividend under the Company's dividend policy of $0.031 per share, payable on May 30, 2025 to holders of record on May 19, 2025.

On March 13, 2025, the Company announced that it had signed an agreement to sublease the 9th and 10th floor space in the Capitol View building in Nashville, Tennessee. The sublease commenced in April 2025 and will end in the fourth quarter of 2031.

Addition to Board of Directors

On March 7, 2025, the Board of Directors appointed Charles E. Beard, Jr. as a member of the Company’s Board. Mr. Beard brings a wealth of experience from his more than 30-year career, where he has held several executive-level positions. Until his retirement in December 2024, he served as Chief Operating Officer at Guidehouse, a global consultancy. Prior to that position, he was a Partner at PwC, working with counsel on investigations of transnational computer-based financial crimes affecting corporate earnings, compliance programs, intellectual property protection, and technology risks. He also previously served as the Chief Information Officer for SAIC (now Leidos) and General Manager of its cybersecurity unit.

Financial Outlook for 2025

The Company is updating its guidance for 2025 for certain of the measures set forth below. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2025, see the table included on page eight of this release.

	Full Year 2025 Guidance
	Low		High
Revenue[1]	$297.5	-	$303.5	million

Net Income[2]	$18.6	-	$21.0	million

Adjusted EBITDA[3]	$68.5	-	$72.5	million

Capital Expenditures	$31.0	-	$34.0	million

1 Previous expected Revenue guidance range was $302.0 to $307.0 million.

2 Previous expected Net Income guidance range was $19.2 to $21.4 million.

3 Previous expected Adjusted EBITDA guidance range was $70.0 to $74.0 million.

The Company’s guidance for 2025, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals. This consolidated guidance does not include the impact of any acquisitions or dispositions that we may complete during 2025, gains or losses from changes in the fair value of non-marketable equity investments, or impairment of long-lived assets. A factor in the Company's update to guidance for 2025 relates to current macroeconomic conditions impacting some of our healthcare organization customers. The Company's updated guidance does not reflect the potential occurrence of unpredictable events, such as significant reductions to payment rates or insurance coverage for individuals.

Commenting on HealthStream’s results, Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “On a year-over-year basis, we expect to deliver growth in both revenue and adjusted EBITDA. Due to recent issues of technology scaling with CredentialStream, which have been addressed but are impacting the year, and macroeconomic conditions affecting renewals and purchasing patterns for some elective content, we are trimming our financial outlook for the year. Our bookings and sales pipelines remain strong. In fact, we signed one of the largest customer contracts in the history of our Company during the first quarter. I look forward to reporting to you on our progress next quarter and thereafter.”

HealthStream Announces First Quarter 2025 Results Page 3 May 5, 2025

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations and Communications, will be held on Tuesday, May 6, 2025, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/3watjnjb. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIbc56a114217d439d8e40e5e0e598be8b. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 615-301-3100.

HealthStream Announces First Quarter 2025 Results Page 4 May 5, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenues, net	$73,485	$72,760
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	25,487	24,617
Product development	12,047	12,032
Sales and marketing	12,149	11,773
General and administrative	8,669	8,312
Depreciation and amortization	10,755	10,336
Total operating costs and expenses	69,107	67,070

Operating income	4,378	5,690

Other income, net	870	853

Income before income tax provision	5,248	6,543
Income tax provision	916	1,316
Net income	$4,332	$5,227

Net income per share:
Basic	$0.14	$0.17
Diluted	$0.14	$0.17

Weighted average shares of common stock outstanding:
Basic	30,444	30,313
Diluted	30,587	30,418
Dividends declared per share	$0.031	$0.028

HealthStream Announces First Quarter 2025 Results Page 5 May 5, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$77,289	$59,469
Marketable securities	36,030	37,748
Accounts and unbilled receivables, net	36,087	35,322
Prepaid and other current assets	20,312	20,583
Total current assets	169,718	153,122

Capitalized software development, net	44,042	43,370
Property and equipment, net	10,696	10,741
Operating lease right of use assets, net	16,846	17,453
Goodwill and intangible assets, net	243,361	246,768
Other assets	39,373	39,312
Total assets	$524,036	$510,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$23,852	$31,466
Deferred revenue	102,009	84,227
Total current liabilities	125,861	115,693
Deferred tax liabilities	15,352	14,596
Deferred revenue, noncurrent	1,330	1,655
Operating lease liability, noncurrent	16,640	17,366
Other long-term liabilities	2,045	2,101
Total liabilities	161,228	151,411

Shareholders’ equity:
Common stock	252,466	252,432
Accumulated other comprehensive loss	(2,019)	(2,049)
Retained earnings	112,361	108,972
Total shareholders’ equity	362,808	359,355
Total liabilities and shareholders' equity	$524,036	$510,766

HealthStream Announces First Quarter 2025 Results Page 6 May 5, 2025

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2025	2024
Operating activities:
Net income	$4,332	$5,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,755	10,336
Stock-based compensation	1,104	1,060
Amortization of deferred commissions	3,150	2,957
Deferred income taxes	751	771
Provision for credit losses	237	174
Loss on equity method investments	72	31
Other	(399)	(346)
Changes in assets and liabilities:
Accounts and unbilled receivables	(1,001)	(5,782)
Prepaid and other assets	(2,513)	(1,783)
Accounts payable, accrued, and other liabilities	(6,871)	(6,259)
Deferred revenue	17,457	14,552
Net cash provided by operating activities	27,074	20,938

Investing activities:
Proceeds (purchases) of marketable securities, net of proceeds	2,097	(124)
Proceeds from sale of non-marketable equity investments	—	765
Purchase of other investments	(500)	—
Purchases of property and equipment	(1,055)	(742)
Payments associated with capitalized software development	(7,790)	(7,019)
Net cash used in investing activities	(7,248)	(7,120)

Financing activities:
Taxes paid related to net settlement of equity awards	(1,070)	(855)
Payment of cash dividends	(943)	(849)
Net cash used in financing activities	(2,013)	(1,704)

Effect of exchange rate changes on cash and cash equivalents	7	(40)
Net increase in cash and cash equivalents	17,820	12,074
Cash and cash equivalents at beginning of period	59,469	40,333
Cash and cash equivalents at end of period	$77,289	$52,407

HealthStream Announces First Quarter 2025 Results Page 7 May 5, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$4,332	$5,227
Interest income	(931)	(904)
Interest expense	25	24
Income tax provision	916	1,316
Stock-based compensation expense	1,104	1,060
Depreciation and amortization	10,755	10,336
Adjusted EBITDA	$16,201	$17,059

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces First Quarter 2025 Results Page 8 May 5, 2025

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2025

(In thousands)

(Unaudited)

	Low	High
Net income	$18,600	$21,000
Interest income	(3,100)	(3,500)
Interest expense	100	100
Income tax provision	4,900	5,700
Stock-based compensation expense	4,300	4,900
Depreciation and amortization	43,700	44,300
Adjusted EBITDA	$68,500	$72,500

HealthStream Announces First Quarter 2025 Results Page 9 May 5, 2025

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2025 and our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, adverse developments impacting the healthcare industry, tariff and trade-related developments, inflationary pressures, geopolitical instability, legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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